                                 EXHIBIT 10.1

                                            ATTORNEY-CLIENT COMMUNICATION:
                                            PRIVILEGED AND CONFIDENTIAL
                                            ---------------------------

                             LICENSING AGREEMENT


WHEREAS VISX Incorporated ("VISX") has developed and manufactures its Excimer Laser System Models "B" and "C" ("Lasers"), and has (i) a premarket approval application ("PMA") for phototherapeutic keratotomy ("PTK") approved by the Food and Drug Administration ("FDA") for the Lasers, and (ii) a PMA for photorefractive keratotomy ("PRK") for the Lasers approved by FDA (together the "Laser PMAs");

WHEREAS LaserVision Centers, Inc. ("LaserVision") wishes to introduce in the U.S. the MobilExcimer(R) laser system that will include VISX Lasers (the "Mobil-Excimer(R)");

WHEREAS FDA has requested that LaserVision submit a request for marketing authorization prior to marketing the MobilExcimer(R);

WHEREAS LaserVision has purchased Lasers for "fixed based" installations and expects to purchase additional Lasers from VISX if FDA authorizes the MobilExcimer(R), and therefore VISX wishes to allow LaserVision to use and reference certain data developed by VISX as may be necessary for LaserVision to obtain FDA approval for the MobilExcimer(R);

NOW, THEREFORE, the Parties agree as follows:


Definitions


For the purposes of this Agreement:

1. "Confidential Information" shall mean any and all information, whether oral or in writing or in any other medium, concerning the manufacturing of the Lasers that is provided to LaserVision pursuant to this Agreement. Confidential Information shall not include information which (i) at the time of disclosure is in the public domain through no fault of LaserVision's; (ii) after disclosure becomes part of the public domain through no fault of LaserVision's; (iii) was in LaserVision's possession free of any obligation of confidentiality at the time of VISX's communication thereof to LaserVision; (iv) was rightfully communicated to LaserVision free of any obligation of confidentiality subsequent to the time of VISX's communication thereof to LaserVision; or (v) was developed by employees or agents of LaserVision independently of and without reference to any Confidential Information.

2. "LaserVision Applications" shall mean those applications necessary to obtain FDA clearance to market the

     MobilExcimer(R).


VISX OBLIGATIONS


3. VISX shall authorize FDA to include in LaserVision Applications, by reference, any and all information in the Laser PMAs. Such authorization shall be in a form similar to Exhibit A, and may not be rescinded.


4. VISX shall provide technical assistance on a time and materials basis to LaserVision as requested and mutually agreed to assist in obtaining FDA clearance for the MobilExcimer(R).


5. Prior to each purchase by LaserVision of a laser from VISX for use in a MobilExcimer(R), VISX shall provide a certification to LaserVision stating that the laser to be purchased was manufactured in accordance with the PRK Laser PMA and disclosing any supplement approved by FDA. To the extent that the PRK Laser PMA has been supplemented, VISX authorizes FDA to include in any LaserVision Application, by reference, any and all information in these supplements.

LaserVision Obligations


7. LaserVision: (i) shall hold in confidence all Confidential Information which it shall receive from VISX; (ii) shall not, without VISX's prior written approval, disclose Confidential Information to any third party other than (a) FDA for the purposes herein contemplated, (b) LaserVision's outside counsel, and (c) consultants to whom disclosure is necessary for the purposes herein contemplated and that agree to hold such Confidential Information in confidence; (iii) shall limit access to Confidential Information to such of LaserVision's employees who require disclosure of such information for purposes herein contemplated and who have entered into a written agreement requiring them to treat such information confidentially as required by this Agreement; and (iv) shall use Confidential Information only with respect to the safety and effectiveness of the Lasers in the MobilExcimer(R) and to provide FDA information necessary for FDA's review of LaserVision Applications.

     This section shall not apply to Confidential Information that is required to be disclosed by law, provided, however, except where impracticable, that LaserVision will provide to VISX at least 45 days prior written notice of the legal requirement to disclose the Confidential Information and that LaserVision will use its best efforts to secure confidential treatment of the Confidential Information.


8. LaserVision shall not allow any third party to reference any portion of the LaserVision Applications comprised of Confidential Information or information referenced from the Laser PMAs without the prior written consent of VISX.


General


9. LaserVision shall be responsible for, and shall defend, indemnify and hold VISX harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries, damages, including reasonable legal expenses and costs including attorney's fees, arising out of any claim or action by any third party, including FDA, relating to the MobilExcimer(R), or any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of LaserVision, or any failure or malfunction of the MobilExcimer(R) (exclusive of the Laser), or any failure to comply with FDA requirements; provided, however, that VISX shall give LaserVision prompt notice of any such claim or action and, provided further, that LaserVision shall have the right to compromise, settle or defend such claim or action.

        VISX shall be responsible for, and shall defend, indemnify and hold LaserVision harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries, damages, including reasonable legal expenses and costs including attorney's fees, arising out of any claim or action by any third party, including FDA, relating to the MobilExcimer(R), or any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of VISX, any failure or malfunction of a VISX Excimer Laser, or any failure to comply with FDA requirements; provided, however, that LaserVision shall give VISX prompt notice of any such claim or action and, provided further, that VISX shall have the right to compromise, settle or defend such claim or action.

10. Any notice required or permitted under this Agreement shall be in writing and shall be deemed given as of the date it is (a) delivered by hand to the recipient, (b) received by Registered or Certified Mail, postage prepaid, return receipt requested, or (c) received by facsimile and addressed to the party to receive such notice at the address set forth below, or such other address as is subsequently specified in writing.

If to LaserVision:

                Robert W. May
                LaserVision Centers, Inc.
                540 Maryville Centre Drive, #200
                St. Louis, MO 63141
                T:  314-434-6900
                F:  314-434-2424

If to VISX:

                Katrina Church
                VISX, Inc.
                3400 Central Expressway
                Santa Clara, CA  95051
                T:  408-773-7013
                F:  408-773-7200

11. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns. Neither this Agreement, nor any rights granted hereunder may be assigned, transferred, conveyed, or encumbered by either party without the prior written consent of the other.

12. This Agreement contains the entire understanding between the parties, superseding all prior or contemporaneous communications, agreements and understandings between the parties.

13. Any modifications or amendments to this Agreement shall only become effective if in writing and signed by a duly authorized representative of each party.

     14. The parties may terminate this Agreement at any time by mutual written consent. The provisions of paragraphs 3 and 9 shall survive to termination of this Agreement.

     15. This Agreement shall be governed by and interpreted in accordance with the laws of Missouri without reqard to its conflict of law provisions.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative.

          VISX Incorporated                      LaserVision Centers, Inc.
          By: /s/ Liz Davila 05/14/96            By: /s/ Robert W. May 05/14/96
             ------------------------                --------------------------
             Name         Date                       Name           Date



          Title:Exec.VP & COO                Title:Vice Chairman/General Counsel
                --------------                     -----------------------------

                                   EXHIBIT A

                         [VISX INCORPORATED LETTERHEAD]

[DATE]

LaserVision Centers, Inc.
[Address]

    Dear [LaserVision person responsible for submitting application]:

    This letter authorizes the Food and Drug Administration to include, by reference, information in our PMA(s) [file #(s)] in your PMA [or 510(k)] for Excimer Laser System Models B and C.


                                     Sincerely yours,



                                    [Name and title of VISX
                                    authorized signator]